UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2020

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SESN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☐

Explanatory Note

On May 7, 2020, Sesen Bio, Inc. (“Company”) filed a Form 8-K (“Original Report”) reporting that the Company received positive Scientific Advice from the Committee for Medicinal Products for Human Use of the European Medicines Agency ("EMA") related to the regulatory pathway for Vicinium in Europe. This Amendment No. 1 to the Original Report corrects a technical error that resulted in only the press release intended to be attached as Exhibit 99.1 to the Original Report being filed. Item 8.01 of the Original Report is hereby amended to read as follows:

Item 8.01 – Other Events.

On May 7, 2020, the Company issued a press release announcing that it had received positive Scientific Advice from the Committee for Medicinal Products for Human Use of the EMA related to the regulatory pathway for Vicinium in Europe. Based on this advice, the Company expects to submit a Marketing Authorization Application for Vicinium to the EMA in early 2021.

A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 7, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 8, 2020

Sesen Bio, Inc.

By:	/s/ Thomas R. Cannell, D.V.M.
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer